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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of Earliest Event Reported)--December 19, 1997


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                              GUIDANT CORPORATION
            (Exact name of registrant as specified in its charter)


          INDIANA                        1-13388                  35-1931722
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)


    111 Monument Circle, 29th Floor                                 46204
       Indianapolis, Indiana                                      (Zip Code)
(Address of principal executive offices)


                                 (317)971-2000
             (Registrant's telephone number, including area code)


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                                NOT APPLICABLE
            (Former name or address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

     On December 19, 1997, pursuant to an Agreement and Plan of Merger, dated as of October 5, 1997, amended as of November 14, 1997 (the "Merger Agreement"), by and among Guidant Corporation, an Indiana corporation (the "Company"), Ski Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and EndoVascular Technologies, Inc., a Delaware corporation ("EVT"), the Company acquired all outstanding shares of common stock of EVT through the merger (the "Merger") of Merger Sub with and into EVT, which thereby became a wholly-owned subsidiary of the Company.

     EVT stockholders approved the Merger at a special meeting of stockholders held on December 19, 1997. Under the terms of the Merger Agreement, EVT stockholders received 0.3154 of a share of the Common Stock, without par value, of the Company for each share of Common Stock, par value $.00001, of EVT held by them. Based upon the 8,552,845 shares of Common Stock of EVT outstanding on November 14, 1997, the record date for stockholders entitled to vote on the Merger at the special meeting of stockholders of EVT, the Company will issue approximately 2,697,567 shares of its Common Stock to the stockholders of EVT in the Merger, representing approximately 1.8% of the Company's Common Stock outstanding following consummation of the Merger. The aggregate consideration for the outstanding shares of Common Stock of EVT, which was determined based upon arms'-length negotiation between the Company and EVT, was approximately $151,738,144, based upon a closing price of $56.25 for the Common Stock of the Company on December 18, 1997, the date preceding the effective date of the Merger. The acquisition will be accounted for as a pooling of interests. Prior to the Merger, no material relationship existed between EVT and the Company, or any of its affiliates, any director or officer of the Company or any associate of any such director or officer, except as set forth in the immediately succeeding paragraph.

     In February 1997, EVT and Guidant entered into a credit agreement (the "Credit Agreement") which is a $30 million credit facility. Borrowings under the Credit Agreement bear interest at 16.5% to 19%. Interest accruing during the first thirty months in which loans are outstanding is payable in full thirty months after the date the first loan is made. Interest accruing thereafter is due quarterly. Principal payments are due in full on March 31, 2002. Balances owed under the Credit Agreement may be prepaid subject to a prepayment fee, which is initially set at 5% of the prepayment amount and is reduced on each anniversary date of the Credit Agreement by 1%. Further, all principal outstanding will be due upon the occurrence of certain asset sales and issuances of equity securities, and will be due at Guidant's discretion upon a change in control of EVT. Consummation of the Merger constitutes such a change of control. Among other requirements, the Credit Agreement prohibits EVT from paying dividends and incurring additional indebtedness. On September 16, 1997, EVT borrowed $7 million pursuant to the Credit Agreement, which amount is outstanding as of the date hereof.

     EVT designs, develops and manufactures minimally invasive endovascular repair systems to repair diseased or damaged vascular structures. The Company intends to continue such business.

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Item 5.  Other Events.

        Attached as Exhibit 99.2 are Guidant Corporation's quarterly Consolidated Statements of Income restated for the acquisition of EndoVascular Technologies, Inc. for the three months ended September 30, 1997 and 1996, June 30, 1997 and 1996, March 31, 1997 and 1996, for the nine months ended September 30, 1997 and 1996, for the three months ended December 31, 1996, and for the year ended December 31, 1996 and Consolidated Balance Sheets as of September 30, 1997 and December 31, 1996.

Item 7.  Financial Statements and Exhibits.

         (a) The consolidated, audited balance sheets of EVT as of December 31, 1996 and 1995, and statements of income and cash flows for each of the years ended December 31, 1996, 1995 and 1994, were filed with EVT's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and are hereby incorporated herein by reference. In addition, an interim balance sheet as of September 30, 1997 and interim statements of income and cash flows for the nine months ended September 30, 1997 and 1996, were filed with EVT's Quarterly report on Form 10-Q for the quarter ended September 30, 1997, and are hereby incorporated herein by reference.

         (b)  Exhibits.

         2.1 Agreement and Plan of Merger dated as of October 5, 1997, amended as of November 14, 1997, by and among Guidant Corporation, Ski Acquisition Corp. and EndoVascular Technologies, Inc.*

         2.2    Support Agreement.*

         23.1   Consent of Arthur Andersen LLP

         99.1   Press Release of Guidant Corporation, dated December 19, 1997.

         99.2   Restated Financial Statements

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         *  Incorporated by reference to the Company's Registration Statement on
            Amendment No. 3 on Form S-4 to Form S-3, Registration No. 333-06363.




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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Guidant Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      GUIDANT CORPORATION



                                      By: /s/ Keith E. Brauer
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                                         Keith E. Brauer
                                         Vice President, Finance and
                                         Chief Financial Officer

Date: December 23, 1997



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                                 EXHIBIT INDEX

Exhibit No.        Description
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2.1                Agreement and Plan of Merger dated as of October 5, 1997,
                   amended as of November 14, 1997, by and among Guidant
                   Corporation, Ski Acquisition Corp. and EndoVascular
                   Technologies, Inc.*

2.2                Support Agreement.*

23.1               Consent of Arthur Andersen LLP

99.1               Press Release of Guidant Corporation,
                   dated December 19, 1997.

99.2               Restated Financial Statements


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*  Incorporated by reference to the Company's Registration Statement on
   Amendment No. 3 on Form S-4 to Form S-3, Registration No. 333-06363.



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